EXHIBIT 32.2

Certification of

Principal Financial Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of The Awareness Group, Inc., (the “Company”) on Form 10-Q for the period ending December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Odle, Interim Chief Financial Officer and a Director of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The Awareness Group, Inc.

/s/ Brian Odle
Brian Odle
Interim Chief Financial Officer, Director
Date: April 16, 2026